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                                                                   Exhibit 15(i)


                              FOUNTAIN SQUARE FUNDS
                                 RULE 12b-1 PLAN

         This Rule 12b-1 Plan ("Plan") is adopted as of December 1, 1995, by the Board of Trustees of FOUNTAIN SQUARE FUNDS (the "Trust"), a Massachusetts business trust, with respect to certain classes of shares ("Classes") of the portfolios of the Trust (the "Funds") set forth in exhibits hereto.

         1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act"), so as to allow the trust to make payments as contemplated herein, in conjunction with the distribution of Classes of the Funds' shares (the "Shares").

         2. This Plan is designed to finance activities of BISYS Fund Services Limited Partnership ("BISYS") principally intended to result in the sale of Shares to include: (a) providing incentives to broker/dealers ("Brokers") to sell Shares and to provide administrative support services to the Funds and their shareholders; (b) compensating other participating financial institutions and other persons ("Participating Organizations") for providing distribution assistance and support services to the Funds and their shareholders; (c) paying for the costs incurred in conjunction with advertising and marketing of Shares to include expenses of preparing, printing and distributing prospectuses and sales literature to prospective shareholders, Brokers or Participating Organizations; and (d) other costs incurred in the implementation and operation of the Plan. In compensation for services provided pursuant to this Plan, BISYS will be paid a fee in respect of the applicable Classes set forth in the applicable exhibit.

         3. Any payment to BISYS in accordance with this Plan will be made pursuant to the "Distribution Agreement" entered into by the Trust and BISYS. Any payments made by BISYS to Brokers and Participating Organizations with funds received as compensation under this Plan will be made pursuant to the "Rule 12b-1 Agreement" entered into by BISYS and the Broker or Participating Organizations.

         4. BISYS has the right (i) to select, in its sole discretion, the Brokers and Participating Organizations to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Rule 12b-1 Agreement.

         5. Quarterly in each year that this Plan remains in effect, BISYS shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

         6. This Plan shall become effective with respect to each Class (i) after approval by majority votes of: (a) the Trust's Board of Trustees; (b) the Disinterested Trustees of the Trust, cast in person at a meeting called for the purpose of voting on the Plan; and (c) the outstanding voting securities of the particular Class, as defined in Section 2(a)(42) of the Act and (ii) upon execution of an exhibit adopting this Plan with respect to such Class.



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         7. This Plan shall remain in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial year of this Plan for the period of one year from the date set forth above and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Class after the first annual approval by the Trustees as described above, this Plan will be effective as to that Class upon execution of the applicable exhibit pursuant to the provisions of paragraph 6(ii) above and will continue in effect until the next annual approval of this Plan by the Trustees and thereafter for successive periods of one year subject to approval as described above.

         8. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on it.

         9. This Plan may not be amended in order to increase materially the costs which the Classes may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.

         10. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of the particular Class as defined in Section 2(a)(42) of the Act; or (c) by BISYS on 60 days' notice to the particular Trust.

         11. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.

         12. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 10 herein.

         13. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

Adopted:  December 1, 1995




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                                                       DATED:  DECEMBER 1, 1995
                                                    AMENDED:  DECEMBER 17, 1997


                                    EXHIBIT A
                                       TO
                              FOUNTAIN SQUARE FUNDS

                                 RULE 12b-1 PLAN

                               INVESTMENT A SHARES


         The Rule 12b-1 Plan is adopted by Fountain Square Funds with respect to the Investment A Shares of the Series of the Trust set forth below (the "Applicable Funds"):

                              Commercial Paper Fund
                          Government Cash Reserves Fund
                         U.S. Government Securities Fund
                                Quality Bond Fund
                               Quality Growth Fund
                                  Mid Cap Fund
                                  Balanced Fund
                             Ohio Tax Free Bond Fund
                            International Equity Fund
                               Equity Income Fund
                              Bond Fund For Income
                               Municipal Bond Fund
                                  Pinnacle Fund
                                  Cardinal Fund
                          Tax Exempt Money Market Fund

         In compensation for the services provided pursuant to this Plan, BISYS Fund Services Limited Partnership will be paid a monthly fee computed at the annual rate of up to 0.25% of the average aggregate net asset value of the Investment A Shares of each Applicable Fund held during the month.

                                              FOUNTAIN SQUARE FUNDS

                                              By:  /s/ STEPHEN G. MINTOS
                                                   ----------------------------
                                                   Stephen G. Mintos, President



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                                    EXHIBIT B
                                       TO
                              FOUNTAIN SQUARE FUNDS

                                 RULE 12b-1 PLAN

                               INVESTMENT C SHARES


         The Rule 12b-1 Plan is adopted by Fountain Square Funds with respect to the Investment C Shares of the Series of the Trust set forth below (the "Applicable Funds"):

                         U.S. Government Securities Fund
                                Quality Bond Fund
                               Quality Growth Fund
                                  Mid Cap Fund
                                  Balanced Fund
                             Ohio Tax Free Bond Fund
                            International Equity Fund
                               Equity Income Fund
                              Bond Fund For Income
                               Municipal Bond Fund
                                  Pinnacle Fund
                                  Cardinal Fund

         In compensation for the services provided pursuant to this Plan, BISYS Fund Services Limited Partnership will be paid a monthly fee computed at the annual rate of up to 0.75% of the average aggregate net asset value of the Investment C Shares of each Applicable Fund held during the month.


                                              FOUNTAIN SQUARE FUNDS

                                              By:  /s/ STEPHEN G. MINTOS
                                                   ----------------------------
                                                   Stephen G. Mintos, President


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                                                                  Exhibit 15(ii)


                              RULE 12b-1 AGREEMENT

         This Agreement is made between the organization executing this Agreement (the "Participating Organization") and BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS") for the shares of beneficial interest (the "Shares") of the registered management investment companies listed on Exhibit A to this Agreement, which Shares may be offered in one or more series (the "Funds") and one or more classes thereof (the "Classes") and which have adopted a Rule 12b-1 Plan (the "Plan") in relation to such Funds and Classes, this form of agreement having been approved pursuant to Rule 12b-1 under the Investment Company Act of 1940. In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

     1. BISYS hereby appoints the Participating Organization to render or cause to be rendered distribution and support services to the Funds with respect to the Classes thereof and their shareholders.

     2. The services to be provided under Paragraph 1 may include, but are not limited to, the following:

          (a) communicating account openings through computer terminals located on the Participating Organization's premises ("computer terminals"), through a toll-free telephone number or otherwise;

          (b) communicating account closings via the computer terminals, through a toll- free telephone number or otherwise;

          (c) entering purchase transactions through the computer terminals, through a toll- free telephone number or otherwise;

          (d) entering redemption transactions through the computer terminals, through a toll-free telephone number or otherwise;

          (e) electronically transferring and receiving funds for Fund Share purchase and redemptions, and confirming and reconciling all such transactions;

          (f)  reviewing the activity in Fund accounts;

          (g)  providing training and supervision of its personnel;

          (h) maintaining and distributing current copies of prospectuses and shareholders reports;

          (i)  advertising the availability of its services and products;


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          (j)  providing assistance and review in designing materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and

          (k) responding to customers' and potential customers' questions about the Funds.

The services listed above are illustrative. The Participating Organization is not required to perform each service and may at any time, upon agreement of the parties hereto, perform either more or fewer services than described above.

     3. During the term of this Agreement, BISYS will pay the Participating Organization fees for each Fund or Class thereof set forth in a written schedule delivered to the Participating Organization pursuant to this Agreement. BISYS's fee schedule for Participating Organization may be changed by BISYS sending a new fee schedule to the Participating Organization pursuant to Paragraph 12 of this Agreement. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that the Rule 12b-1 Agreement is in effect during the period.

     4. The Participating Organization will not perform or provide any duties which would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, the Participating Organization understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

     5. The Participating Organization understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

     6. The Participating Organization agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 6 will survive the term of this Agreement.

     7. With respect to each Fund or class thereof, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Trustees of the mutual fund, including a majority of the Trustees of the Fund who are not interested persons of the Fund and have no direct


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          or indirect financial interest in the operation of the Fund's Plan or in any related documents to the Plan ("Disinterested Trustees") cast in person at a meeting for that purpose.

     8. Notwithstanding Paragraph 7, this Agreement may be terminated as follows:

          (a) at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund or any Class thereof as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

          (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940 or upon the termination of the "Distributor's Contract" between the Fund or Funds and BISYS; and

          (c) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

     9. The termination of this Agreement with respect to any one Fund or Class thereof will not cause the Agreement's termination with respect to any other Fund or Class thereof.

     10. The Participating Organization agrees to obtain any taxpayer identification number certification form its customers required under
          Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide BISYS or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

     11. This Agreement supersedes any prior service agreements between the parties for the Funds.

     12. This Agreement may be amended by BISYS from time to time by the following procedure. BISYS will mail a copy of the amendment to the Participating Organization's address, as shown below. If the Participating Organization does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Participating Organization's objection must be in writing and be received by BISYS within such thirty days.




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         13.  This Agreement shall be construed in accordance with the laws of the State of Ohio.


Dated:_____________________                [PARTICIPATING ORGANIZATION]
                                           [Address]
                                           [City, State  Zip Code]


                                           By:
                                              -----------------------
                                           Authorized Signature


                                           [Print Name of Authorized Signature]
                                           Title:
                                                  -------------------

                                           BISYS FUND SERVICES Limited
                                           Partnership

                                           By:
                                              -----------------------
                                           Title:
                                              -----------------------